Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS APPOINTS NEW CHIEF FINANCIAL OFFICER

Retail and Consumer Products Veteran Jack Calandra to Join Tailored Brands January 3, 2017

FREMONT, CA — December 13, 2016 — Tailored Brands, Inc. (NYSE: TLRD) today announced the appointment of Jack Calandra as executive vice president, chief financial officer and treasurer, effective January 3, 2017.  Mr. Calandra has an extensive background in the retail and consumer products industry, with senior leadership experience in strategic planning, corporate finance, accounting, treasury, financial planning and analysis, investor relations and real estate.

Mr. Calandra will oversee corporate finance, accounting, treasury, and investor relations. He will also serve on the Company’s executive committee and report to Tailored Brand’s President and Chief Executive Officer Doug Ewert.

“Throughout his career, Jack has demonstrated dynamic and strategic financial leadership at Fortune 500 retail and consumer brands and I am pleased to welcome him to Tailored Brands,” said Ewert. “He will be an exceptional addition to our team as we leverage our position as a leading authority on menswear to deliver an unparalleled customer experience in today’s omnichannel world.”

“I am excited to join the team at Tailored Brands at this important inflection point for the business,” said Calandra.  “As the largest men’s specialty retailer of tailored clothing in the U.S. and Canada, we have an amazing platform and I am looking forward to supporting our growth through disciplined financial management.”

Mr. Calandra joins Tailored Brands from The Gap, Inc. where he was most recently senior vice president, corporate finance and investor relations.  His career at The Gap, Inc. spanned more than ten years and included roles as CFO of the multi-billion dollar Banana Republic Global division and CFO of Gap Direct, the ecommerce division, which achieved significant growth and profitability under his leadership.  While CFO of Gap Direct, Mr. Calandra played a key role in the acquisition of Athleta. He began his career at The Gap, Inc. as CFO of Gap International.  Prior to joining The Gap, Inc., Mr. Calandra served 11 years at Unilever’s North America Division where he held progressively senior accounting and financial leadership roles and advised management on strategic acquisitions. Mr. Calandra holds an MBA, Finance from Columbia Business School and a BBA, Finance from the College of William and Mary.

Mr. Calandra succeeds Tailored Brand’s current CFO, Jon Kimmins, who will be leaving to pursue other interests.   Mr. Kimmins will remain with the Company through the end of this calendar year and will assist with Mr. Calandra’s transition through March 2017.

“We want to thank Jon for his leadership over the past four years, particularly through the acquisition and subsequent realignment of Jos. A. Bank and the creation of our holding company structure and shared services operating platform,” said Ewert. “We appreciate Jon’s contributions to Tailored Brands and wish him well.”

Tailored Brands, Inc. is a leading authority on helping men dress for work, special occasions and everyday life.  We serve our customers through an expansive omnichannel network that includes over 1,700 locations in the U.S. and Canada as well as our branded ecommerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores.  We also operate a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.mwcleaners.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

This press release contains forward-looking information, including the Company’s statements regarding its future growth.  In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to:  actions by governmental entities, domestic and international macro-economic conditions, inflation or deflation, the loss of, or changes in, key personnel; success, or lack thereof, in executing our internal strategies and operating plans including new store and new market expansion plans, cost reduction initiatives, store rationalization plans, profit improvement plans, revenue enhancement strategies and the impact of opening tuxedo shops within Macy’s stores, changes in demand for clothing, market trends in the retail business, customer confidence and spending patterns, changes in traffic trends in our stores, customer acceptance of our merchandise strategies, performance issues with key suppliers, disruptions in our supply chain, severe weather, foreign currency fluctuations, government export and import policies, advertising or marketing activities of competitors, and legal proceedings.

The forward-looking statements in this press release speak only as of the date hereof. Except for the ongoing obligations of Tailored Brands to disclose material information under the federal securities laws, Tailored Brands undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law. Other factors that may impact the forward-looking statements are described in our latest annual report on Form 10-K and our filings on Form 10-Q.